Exhibit 99.2

SAVSU TECHNOLOGIES, INC. FINANCIAL STATEMENTS JUNE 30, 2019

C O N T E N T S

Page

FINANCIAL STATEMENTS

BALANCE SHEET (UNAUDITED)	2
STATEMENTS OF OPERATIONS (UNAUDITED)	3
STATEMENTS OF EQUITY (UNADUITED)	4
STATEMENTS OF CASH FLOWS (UNAUDITED)	5
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	6 - 12

SAVSU TECHNOLOGIES, INC.

BALANCE SHEET

June 30, 2019

(Unaudited)

ASSETS

Current Assets
Cash	$1,943,059
Accounts receivable	592,915
Prepaid expenses and other current assets	22,458

Total current assets	2,558,432

Assets Held for Lease, net	2,072,200

Property and Equipment, net	543,367

Operating lease right-of-use asset	240,022

Intangible Assets, net	1,958,034

Total assets	$7,372,055

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$75,791
Due to related parties	506,790
Operating lease liability, current portion	91,369

Total current liabilities	673,950

Long-term Operating Lease Liability	148,653

Total liabilities	822,603

Shareholders' Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized no shares issued or outstanding
Common stock, $0.001 par value; 45,000 shares authorized; 15,496 shares issued and outstanding	15
Additional paid-in capital	16,677,922
Accumulated deficit	(10,128,485)

Total shareholders' equity	6,549,452

Total liabilities and shareholders' equity	$7,372,055

See Notes to Financial Statements

SAVSU TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	2019	2018
Revenue	$441,639	$95,810
Cost of revenue	716,625	231,974

Gross margin	(274,986)	(136,164)

Operating Expenses
Research and development	496,840	240,377
General and administrative	350,076	392,953
Sales and marketing	266,844	85,273

Total operating expenses	1,113,760	718,603

Net loss	$(1,388,746)	$(854,767)

See Notes to Financial Statements

SAVSU TECHNOLOGIES, INC.

STATEMENTS OF EQUITY

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	Preferred Stock		Common Stock		Additional
	Number		Number		Paid-In	Accumulated	Total
	of Shares	Amount	of Shares	Amount	Capital	Deficit	Equity
Balances as of December 31, 2018		$-	15,496	$15	$16,286,342	$(8,739,739)	$7,546,618
Capital contribution by owners - conversion of intercompany payable to owners to equity					391,580		391,580
Net loss						(1,388,746)	(1,388,746)
Balances as of June 30, 2019		$-	15,496	$15	$16,677,922	$(10,128,485)	$6,549,452

	Preferred Stock		Common Stock		Additional
	Number		Number		Paid-In	Accumulated	Members'	Total
	of Shares	Amount	of Shares	Amount	Capital	Deficit	Equity	Equity
Balances as of December 31, 2017		$-		$-	$-	$-	$2,800,553	$2,800,553
Capital contribution by member - conversion of intercompany payable to member to equity				-			150,103	150,103
Conversion of SAVSU from limited liability company to a corporation			10,775	11	9,670,353	(6,719,708)	(2,950,656)	-
Common stock issued for cash			1,000	1	999,999			1,000,000
Net loss						(854,767)		(854,767)
Balances as of June 30, 2018		$-	11,775	$12	$10,670,352	$(7,574,475)	$-	$3,095,889

See Notes to Financial Statements

SAVSU TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2019 and 2018

(Unaudited)

	2019	2018
Cash Flows From Operating Activities
Net loss	$(1,388,746)	$(854,767)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation of property and equipment	16,462	11,713
Depreciation of assets held of lease	64,119	20,942
Amortization of intangible assets	246,356	125,112
Changes in operating assets and liabilities
Accounts receivable	(402,140)	(90,490)
Assets held for lease	(665,883)	(717,605)
Prepaid expenses and other current assets	154,904	(135,577)
Accounts payable	(472)	144,337

Net cash flows used in operating activities	(1,975,400)	(1,496,335)

Cash Flows From Investing Activity
Purchases of intangible assets	(14,721)	(13,733)
Purchases of property and equipment	(105,379)	(44,295)

Net cash flows used in investing activities	(120,100)	(58,028)

Cash Flows From Financing Activities
Proceeds from issuance of common stock		1,000,000
Advances from related parties, net of repayments	142,557	1,144,512

Net cash flows provided by financing activities	142,557	2,144,512

Net change in cash and cash equivalents	(1,952,943)	590,149

Cash and Cash Equivalents, beginning of year	3,896,002	8,409

Cash and Cash Equivalents, end of year	$1,943,059	$598,558

Noncash Investing and Financing Activities

Capital contribution by member - conversion of intercompany payable to member to equity	$391,580	$150,103

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations

SAVSU Technologies, Inc. (“the Company”) is a designer and manufacturer of innovative high-performance cloud-connected passive storage and transport containers and enabling cold chain cloud applications for temperature-sensitive biologics and pharmaceuticals. The Company’s mission is to improve global health by greatly reducing the waste and risks associated with the improper freezing and overheating of thermal-sensitive medicines and biologics. The Company has developed proprietary state-of-the-art technology to ultimately lower costs and improve delivery of these most essential materials.

Through June 30, 2019, the Company was owned by SAVSU Origin LLC and BioLife Solutions, Inc. (“BioLife”). In August 2019, BioLife acquired all of SAVSU Origin LLC’s ownership interest in the Company and took control of the Company. The Company is now a wholly-owned subsidiary of BioLife.

The Company was originally organized as a limited liability company (“LLC”). On May 15, 2018, the Company converted from a LLC to a corporation.

Basis of Presentation

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Adoption of New Accounting Standards

On January 1, 2019, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers and other related ASUs (FASB ASC Topic 606) using the modified retrospective approach applied to those contracts in effect as of January 1, 2019. Under this transition method, results for reporting periods beginning after January 1, 2019, are presented under the new standard, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historical accounting policies under FASB ASC Topic 605, Revenue Recognition. Adoption of the new standard did not have an impact on the amounts reported in the Company’s financial statements and there were no other significant changes impacting the timing or measurement of the Company’s revenue.

On January 1, 2019, the Company adopted FASB ASU 2016-02, Leases: Topic 842 and related ASUs (FASB ASC Topic 842). The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use (“ROU”) assets and corresponding lease liabilities on the Balance Sheet. Under the new guidance, leases will continue to be classified as either finance or operating, with classification affecting the pattern of expense recognition in the Statements of Operations. Lessor accounting is largely unchanged under FASB ASC Topic 842.

The Company adopted FASB ASC Topic 842 using the additional transition option for the modified retrospective method and did not restate comparative periods. Under this transition method, results for reporting periods beginning after January 1, 2019, are presented under the new standard, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historical accounting policies under FASB ASC Topic 840, Leases. The Company elected the package of practical expedients, which permits it to retain prior conclusions about lease identification, lease classification and initial direct costs for leases that commenced before January 1, 2019. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption for all leases that qualify. The Company also elected the practical expedient to combine lease and non-lease components for all of its leases other than net lease real estate leases. The adoption of this standard resulted in the recording of operating lease right-of-use assets and short-term and long-term lease liabilities of approximately $285,000 as of January 1, 2019. Adoption of FASB ASC Topic 842 did not have a material impact on the Company’s net earnings and had no impact on cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid short-term investments with original maturities from the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at June 30, 2019. From time to time, the Company has cash balances in excess of federally insured limits.

Accounts Receivable

Accounts receivable are stated at their net realizable amount and consist of amounts due from customers.
The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not charge interest or require collateral for its receivables.

At June 30, 2019, amounts due from two customers comprised 92% of net accounts receivable.

Assets Held for Lease

Assets held for lease consist primarily of storage and transport containers (shippers) and their related components and other tangible goods included in the cold chain system leased to customers. The Company purchases the various components and builds the shippers for use in the cold chain system. Similar to inventory, assets held for lease are initially stated at the lower of cost or net realizable value until placed in service. Once a shipper has been placed in service, which is typically when it is leased to a customer, it is depreciated using the straight-line method over its estimated useful life of three years and assessed for impairment.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the useful life of the asset or the expected term of the lease, whichever is shorter. Maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets consist of costs incurred in developing patents and costs incurred in developing software used for internal purposes. The Company initially records intangible assets at their fair value on the date of acquisition for acquired intangibles or cost if related to patent or software development and, once placed in service, amortizes them using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 15 years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount to the future net cash flows that the assets are expected to generate. If said assets are considered to be impaired, the impairment that would be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. There have been no such impairments of long-lived assets to date.

Revenue Recognition

To determine revenue recognition for contractual arrangements that the Company determines are within the scope of FASB ASC Topic 606, the Company performs the following five steps: (i) identify each contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies the relevant performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. The Company generates revenue within the scope of FASB ASC Topic 606 related to the sale of components and consumables. The Company generally recognizes revenue from sale of components and consumables and developmental and consulting arrangements when it transfers control to customers as the contracts typically have a single performance obligation (transfer of control generally occurs upon either shipment of product or receipt by the customer, depending on the specific shipment terms). Shipping and handling costs are classified as part of cost of revenue in the statements of operations.

The Company also generates revenue from the leasing of cold chain systems, which are typically cloud-connected shippers with enabling cold chain cloud applications, to customers pursuant to lease arrangements entered into with the customer. Revenue from the leasing of cold chain systems is not within the scope of FASB ASC Topic 606 as it is within the scope of FASB ASC Topic 842. Revenue from these leasing arrangements is recognized ratably over the lease term.

The majority of revenue recognized during the six months ended June 30, 2019 and 2018 was from leases of cold chain systems. Revenue from two customers accounted for 96% and 88% of total revenue during the six months ended June 30, 2019 and 2018, respectively.

Cost of Revenue

Cost of revenue consists primarily of depreciation and amortization of assets held for lease and internal use software, fabrication and machine support services, and other costs related to maintaining and retiring assets held for lease.

Research and Development and Software Development Costs

Costs incurred in research and development activities are generally expensed as incurred.

The Company capitalizes certain development costs incurred in connection with the development of various software applications that are not planned to be sold, leased, or otherwise marketed to customers, but are planned to provide services to customers and, thus, the software is considered developed for internal use. Costs incurred in the preliminary stages of development are expensed as incurred. Once a software application has reached the application development stage, internal and external costs, if direct and incremental, are capitalized until the software application is substantially complete and ready for its intended use. Capitalization ceases upon completion of substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality; that is, modifications that enable the software to perform tasks that it previously was incapable of performing. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgments and estimates by management with respect to certain external factors including, but not limited to, technological and economic feasibility and estimated economic life. It is at least reasonably possible that these estimates could change in the near term, and the effect of any change could be material.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the six months ended June 30, 2019 and 2018, was $5,730 and $10,812, respectively, which is included in sales and marketing expenses in the statements of operations.

Income Taxes

Prior to May 15, 2018, the Company was organized as an LLC and thus was treated as a partnership for income tax purposes. Earnings or losses of the Company while an LLC were included in the income tax returns of the members; accordingly, while an LLC, no income taxes were incurred by the Company.

After May 15, 2018, the Company is organized as a C corporation and thus subject to income taxes. For financial statement purposes, as a C corporation, the Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

The Company evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in an income tax return. No liability has been recorded for uncertain tax positions or related interest or penalties at June 30, 2019.

Note 2. Assets Held for Lease

Assets held for lease consist of the following at June 30, 2019:

Shippers placed in service	$473,851
Accumulated depreciation	(66,085)
407,766
Shippers and related components in production	1,664,434
$2,072,200

Shippers and related components in production include shippers complete and ready to be deployed and placed in service upon a customer order, shippers in the process of being assembled, and components available to build shippers.

Note 3. Property and Equipment

Property and equipment consists of the following at June 30, 2019:

Leasehold improvements	$316,554
Office furniture	62,390
Machinery and equipment	248,989
Vehicles	17,465
645,398
Accumulated depreciation	(102,031)
$543,367

Note 4. Intangible Assets

Intangible assets consist of the following at June 30, 2019:

		Remaining
		Useful Life
Internal use software	$2,397,360	3.8 years
Patents	205,788	11.4 years
	2,603,148
Accumulated amortization	(645,114)
	$1,958,034

Estimated future amortization expense for intangible assets is as follows for years ending December 31:

2019 (less than one year)	$245,854
2020	493,191
2021	493,191
2022	493,191
2023	133,587
Thereafter	99,020
$1,958,034

Note 5. Income Taxes

For the six months ended June 30, 2019 and 2018, the Company did not have any taxable income; therefore, no income tax liability or expense has been recorded in these financial statements. The difference between the taxes at the statutory federal tax rate and no tax provision recorded is primarily due to the full valuation allowance against the Company's net deferred tax asset. The net deferred tax asset at June 30, 2019, amounts to approximately $715,000 and is primarily composed of a tax net operating loss carryforward. The Company has provided a full valuation allowance against the net deferred tax asset, which increased by approximately $290,000 during the six months ended June 30, 2019.

At June 30, 2019, the Company has a net operating loss carryforward of approximately $3.4 million which can be carried forward indefinitely. If not used, the net operating losses may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations.

Note 6. Operating Lease

In December 2018, the Company entered into a lease with a related party (an entity affiliated with an owner of the Company) for new office and production facility space in Albuquerque, New Mexico. The lease requires monthly payments of $8,690 and the term of the lease continues until December 31, 2021, with two options to extend the term of the lease, each of which is for an additional period of three years. The Company has not included these extension options in its ROU assets or lease liabilities as it is reasonably certain it will not enter into the renewal option in their current terms. The Company used a discount rate of 6.5% to determine its operating lease liabilities. The remaining term of the operating lease is 2.5 years. The operating lease costs and cash paid in the six months ended June 30, 2019, was approximately $50,000.

As of June 30, 2019, maturities of operating lease liabilities are as follows:

2019 (less than one year)	$52,140
2020	104,280
2021	104,280
Total lease payments	260,700
Less: Interest	(20,678)
Present value of lease liabilities	$240,022

Note 7. Related Party Transactions

In addition to the lease discussed in Note 6, related party transactions for the six months ended June 30, 2019 and 2018, consisted of the following:

●

Companies related to SAVSU Origin LLC by ownership paid certain expenses on behalf of the Company and provided cash advances during the six months ended June 30, 2019 and 2018. Amounts owed to these companies at June 30, 2019, are $506,790, which is included in due to related parties in the balance sheet. During the six months ended June 30, 2019, the companies decided to consider $391,580 of the balance owed to them a capital contribution to the Company.

●

A company related to SAVSU Origin LLC provided accounting services to the Company during the six months ended June 30, 2019 and 2018. The Company incurred expense of $18,000 related to these services in each of the six months ended June 30, 2019 and 2018.

●

The Company owed BioLife $150,103 at December 31, 2017. During the six months ended June 30, 2018, BioLife decided to consider the balance owed to them of $150,103 a capital contribution to the Company.

●	The Company sold additional shares of common stock to BioLife during the six months ended June 30, 2018, for cash proceeds of $1 million.

Note 8. Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be issued, which was October 23, 2019. Subsequent to June 30, 2019, the Company became wholly-owned by BioLife as discussed in Note 1.